						            EXHIBIT 99

                                                          News Release
The Chase Manhattan Corporation
Public Affairs Division
1 Chase Manhattan Plaza
New York, New York  10081


                                                      October 16, 1995
                       Press Contact:  Steve Rautenberg (212) 552-4505
                     Investor Contact:  William Maletz  (212) 552-5329


     Chase Reports Earnings of $283 Million For Third Quarter 1995

     The Chase Manhattan Corporation today reported third quarter 1995 net income of $283 million ($1.40 per share), up from $281 million ($1.38 per share) for second quarter 1995 and down from $305 million
($1.49 per share) for third quarter 1994. The decline was due to gains in the third quarter of 1994 from the disposition of real estate assets and LDC investment securities.

Thomas G. Labrecque, Chase Chairman, said "We made substantial progress this quarter in executing our business strategies. Net income improved in both our core businesses over last year. In Global Financial Services, investment banking fees continued their strong growth and net income grew by more than 11%. We also completed the acquisition of the securities processing business of U.S. Trust, adding significantly to the scale and scope of our market leading custody business. In retail banking, managed credit card receivables are significantly higher and net income was up over 8%. In addition, asset quality is outstanding, our capital position is strong and we have been disciplined in managing expenses."

For the first nine months of 1995, Chase reported net income of $825 million ($4.07 per share), compared with $976 million ($4.76 per share) for the same period in 1994.

Business Highlights:

- Investment banking fees were up 35% over third quarter 1994.
- Managed credit card receivables increased approximately $2 billion over third quarter 1994; however, net interest revenue continued to be impacted by narrower loan spreads.
- Combined trading and related net interest revenue was $210 million, in line with prior quarters.
- Asset quality continues to be strong. The credit loss provision declined to $70 million from $100 million in the same period last year, benefiting from net recoveries on commercial loans and the impact of credit card securitizations completed earlier this year.
- The acquisition of the U.S. Trust securities processing business was completed on September 2, 1995, increasing total trust and custody assets to approximately $2 trillion.
- On a comparable basis, operating expenses were flat compared with third quarter 1994 and down from second quarter 1995.

The financial results of business operations are summarized below.

                         Net Income                 Return On
                       ($ in millions)           Allocated Equity
                  3rd Qtr  2nd Qtr  3rd Qtr  3rd Qtr 2nd Qtr  3rd Qtr
                    1995    1995     1994     1995     1995    1994
Global Financial
 Services         $ 170    $ 175    $ 153     15.0%   15.6%    16.6%
Retail Businesses   113      115      104     14.6    15.6     16.7
Unallocated
 Corporate Items*    -       (9)       48      N/M     N/M      N/M
Total             $ 283    $ 281    $ 305     13.9%   14.2%    15.8%

Prior periods restated to reflect certain modifications to internal allocation methodologies and current organizational structure.
* Includes discontinued Real Estate Finance activities, LDC Portfolio Management and other unallocated corporate items.
N/M - not meaningful

Net Interest Revenue
 and Margin*            3rd Qtr 2nd Qtr 3rd Qtr       Nine Months
($ in millions)           1995    1995    1994       1995     1994
Net Interest Revenue     $ 892   $ 888   $ 922     $ 2,671  $2,803
Net Interest Margin       3.46%   3.51%   3.74%       3.50%   3.89%
- Adjusted for Credit
  Card Securitization
  Impact                  3.65    3.68    3.88        3.67    4.04

* Taxable equivalent basis

For third quarter 1995, net interest revenue, on a taxable equivalent basis, was $892 million, compared with $922 million for third quarter 1994. Average interest-earning assets were $102.2 billion, compared with $97.9 billion for third quarter 1994.

Net interest revenue reflected the impact of prior period credit card securitizations. These securitizations resulted in lower net interest revenue, offset by a lower provision for credit losses and higher fee revenue, compared with third quarter 1994.

Net interest revenue in the current quarter benefited from continued growth in consumer loans and from net interest revenue associated with trading and transaction processing businesses. Average loans were $64.2 billion for the current quarter, compared with $60.0 billion for third quarter 1994.

For the first nine months of 1995, net interest revenue, on a taxable equivalent basis, was $2,671 million, compared with $2,803 million for the same period last year. For the first nine months of 1995, average loans were $63.7 billion, compared with $60.6 billion reported for 1994. For the first nine months of 1995, average interest-earning assets were $101.9 billion, compared with $96.3 billion for 1994.

Fees and Commissions     3rd Qtr 2nd Qtr 3rd Qtr      Nine Months
($ in millions)           1995    1995    1994       1995     1994
Consumer  Banking       $ 180    $ 167   $ 162     $  505   $  470
Trust and Fiduciary       147      130     141        409      423
Investment Banking         62       79      46        207      162
Other                     105      107     109        326      329
Total Fees and
 Commissions            $ 494    $ 483   $ 458     $1,447   $1,384

Fees and commissions of $494 million increased from prior quarters. Investment banking fees of $62 million were up significantly compared with third quarter 1994, reflecting increased syndications and capital raising activity for clients around the world. Trust and fiduciary fee revenue increased from both the third quarter of 1994 and the previous quarter of 1995, reflecting business growth and one month of revenue from the business acquired from U.S. Trust. The increase in consumer banking fees over prior quarters reflected the favorable impact of credit card securitizations.

For the first nine months of 1995, fees and commissions were $1,447 million, up from the same period of 1994, primarily due to higher fees from investment banking and consumer banking activities.

Combined Trading and Related Net Interest Revenue *
                            3rd Qtr 2nd Qtr 3rd Qtr      Nine Months
($ in millions)              1995    1995    1994       1995     1994
Revenue by Product:
Foreign Exchange            $ 71    $  72    $ 58      $ 235    $ 216
Interest Rate and
 Commodity Derivatives        65       62      33        183      130
Securities Trading and
 Underwriting                 74       73     128         95      278
Total                       $210     $207    $219       $513     $624
Foreign Exchange            $ 45     $ 60    $ 50       $196     $213
Interest Rate and
 Commodity Derivatives        42       55      23        139       95
Securities Trading and
 Underwriting                 50       20     115       (20)      211
Net Interest Revenue          73       72      31        198      105
Total                      $ 210     $207   $ 219      $ 513    $ 624

* Prior period amounts have been reclassified to conform with current presentation.

Combined trading and related net interest revenue of $210 million for third quarter 1995 was consistent with prior quarters. Foreign exchange revenue of $71 million and interest rate and commodity derivatives revenue of $65 million were both essentially level with the second quarter of 1995, and showed significant improvement over the same period last year due to improved customer demand. Securities trading and underwriting revenue of $74 million reflected continued strength, particularly in the emerging markets, while third quarter 1994 included significant gains in the emerging markets resulting from improved market confidence.

For the first nine months of 1995, combined trading revenue was $513 million, lower than $624 million for 1994. Foreign exchange and derivative revenues showed increases over last year due to improved market conditions and customer demand. This improvement was offset by the Mexican peso devaluation in December 1994 and its impact on securities trading and underwriting in first quarter 1995.

Other Revenue             3rd Qtr 2nd Qtr 3rd Qtr      Nine Months
($ in millions)            1995    1995    1994       1995     1994
Equity Gains              $ 28    $  83    $ 26      $ 185    $ 165
Accelerated Disposition
 Portfolio Gains             -        -      15          -       83
Investment Securities
 Gains                       6        2      15         32       95
Other                       52       47      25        160      135
Total Other Revenue       $ 86    $ 132    $ 81      $ 377    $ 478

For the third quarter of 1995, total other revenue was $86 million, compared with $132 million for second quarter 1995 and $81 million for the same period last year. Equity gains for third quarter 1995 were in line with third quarter 1994 and down from the strong second quarter 1995 level. The improvement in other revenue over the third quarter of 1994 was due to Chase's mortgage banking activities.

Total other revenue for the first nine months of 1995 was $377 million, down from $478 million for the same period in 1994. The 1994 period included significant gains from the liquidation of real estate assets held for accelerated disposition and investment securities gains resulting from Chase's program of reducing its cross-border Brady exposures in its available for sale investment portfolio.

Total Operating
 Expenses                3rd Qtr 2nd Qtr 3rd Qtr      Nine Months
($ in millions)           1995    1995    1994       1995     1994
Salaries and Benefits    $  585  $ 599   $ 586    $ 1,780  $ 1,667
Other Expenses              501    519     505      1,520    1,494
ORE Expenses /
 (Revenue)                   (7)   (14)    (24)       (39)      36
Total Operating
 Expenses                $1,079 $1,104  $ 1,067   $ 3,261  $ 3,197

Total operating expenses were $1,079 million for the third quarter of 1995, compared with the second quarter 1995 level of $1,104 million and $1,067 million for the same period of last year. Excluding the favorable impact of net ORE revenue, operating expenses were down from both prior periods. In addition, excluding a $19 million FDIC deposit insurance refund and $12 million of operating expenses related to U.S. Trust, operating expenses for third quarter 1995 decreased from second quarter 1995 and were essentially level with third quarter 1994.

Total headcount was 33,670 at September 30, 1995 which included approximately 1,010 from U.S. Trust. Excluding U.S. Trust personnel, productivity initiatives continue to result in reductions, with total headcount down approximately 875 during the quarter.

For the first nine months of 1995, other operating expenses were $3,261 million, compared with $3,197 million for 1994. Operating expenses for the first nine months of 1995 included the second quarter 1995 restructuring charge as well as the third quarter 1995 U.S. Trust related expenses and FDIC refund.

Income Taxes
For the third quarter of 1995, the provision for income taxes was $172 million, compared with $172 million for second quarter 1995 and $171 million for the same period last year. The effective tax rate was 38% for both the third and second quarters of 1995 and was 36% for third quarter 1994.

For the first nine months of 1995, the provision for income taxes was $498 million, compared with $583 million for the same period last year.

Asset Quality

During the third quarter of 1995, asset quality remained strong.

Provision For Possible Credit Losses & Net Loan Charge-Offs
                            3rd Qtr 2nd Qtr 3rd Qtr      Nine Months
($ in millions)              1995    1995    1994       1995     1994
Provision For Possible
Credit Losses               $  70   $  75   $ 100     $ 210    $ 410
Net Loan Charge-Offs:
Domestic:
 -    Consumer              $  87   $  92   $  90     $ 269    $ 274
 -    Commercial & Other       (6)     (7)     27       (35)     145
Total Domestic                 81      85     117       234      419
Total International            (3)     (8)      2       (17)       3
Total Net Loan Charge-Offs  $  78   $  77   $ 119     $ 217    $ 422

Nonaccrual Outstandings     September  June 30,  December  September
 and ORE                        30,        30,       31,        30,
($ in millions)               1995       1995      1994       1994
Domestic:
 -    Commercial Real
        Estate              $ 169       $ 195     $ 266      $ 271
 -    Other Loans             303         290       244        281
Total Domestic                472         485       510        552
Total International           132         142       150        149
Total Nonaccrual            $ 604       $ 627     $ 660      $ 701
Outstandings
Total ORE                   $ 163       $ 200     $ 257      $ 510

                            September  June 30,  December  September
                               30,        30,       31,        30,
($ in millions)               1995       1995      1994       1994
Reserve for Possible
 Credit Losses              $1,404      $1,416    $1,414    $1,416

Key Financial Highlights

Summary of Results & Selected Statistical Data
($ in millions, except     3rd Qtr  2nd Qtr  3rd Qtr      Nine Months
    per share data)         1995     1995     1994       1995     1994
Net Income                 $ 283    $ 281    $ 305      $  825   $  976

Per Common Share
-   Net Income
  -    Primary             $ 1.40   $ 1.38   $ 1.49     $ 4.07   $ 4.76
  -    Fully diluted         1.38     1.37     1.48       4.04     4.73
-   Book Value (period-
     end)                   42.35    41.09    38.83
-   Closing Stock Price
     (period-end)           61.13    47.00    34.63

Profitability Ratios
-   Return on Average
     Common Stockholders'
      Equity                13.9%    14.2%    15.8%      13.8%    17.3%
-   Return on Average
     Assets                  .89      .88      .98        .88      1.09

Net Interest Revenue
    (Fully Taxable Basis    $892     $888     $922      $2,671   $2,803
-   Net Interest Margin    3.46%     3.51%    3.74%      3.50%    3.89%

Capital Ratios (period-
 end)
-   Common Stockholders'
     Equity                6.31%    6.04%    6.01%
-   Total Stockholders'
     Equity                7.48     7.22     7.21
-    Risk-Based Capital
  -    Tier 1 Capital      8.24     8.22     8.51
  -    Total Capital      13.01    12.99    13.22
-    Tier 1 Leverage       7.47     7.19     7.31

Selected Average Balances  3rd Qtr  2nd Qtr  3rd Qtr      Nine Months
($ in billions)             1995     1995     1994       1995     1994
Loans:
Domestic Offices         $  46.7  $  46.9  $  43.5    $  46.6   $ 43.7
Overseas Offices            17.5     17.4     16.5       17.1     16.9
Total Loans              $  64.2  $  64.3  $  60.0    $  63.7   $ 60.6
Interest-Earning Assets  $ 102.2  $ 101.6  $  97.9    $ 101.9   $ 96.3
Total Assets             $ 125.6  $ 128.1  $ 123.0    $ 125.9   $119.7

Deposits:
Domestic Offices         $  32.7  $  33.1  $  36.5    $  33.2   $ 38.1
Overseas Offices            37.7     38.4     34.9       38.3     33.9
Total Deposits           $  70.4  $  71.5  $  71.4    $  71.5   $ 72.0
Common Stockholders
 Equity                  $   7.2  $   7.1  $   6.9    $   7.1   $  6.8
Total Stockholders'
 Equity                  $   8.6  $   8.5  $   8.3    $   8.5   $  8.2

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION

                                                        Sept 30,   Sept 30,
($ in millions)                                           1995       1994
---------------------------------------------------------------------------
Assets
Cash and Due from Banks                               $    5,141 $    5,559
Interest-Bearing Deposits Placed with Banks                5,798      7,055
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                  10,959      7,712
Trading Account Assets                                    14,827     19,302
Investment Securities:
 Held to Maturity                                          1,900      2,018
 Available for Sale Carried at Fair Value                  5,807      5,813
---------------------------------------------------------------------------
      Total Investment Securities                          7,707      7,831
Loans                                                     64,821     61,405
Reserve for Possible Credit Losses                        (1,404)    (1,416)
Customers' Liability on Acceptances                          862        599
Accrued Interest Receivable                                1,201      1,033
Premises and Equipment                                     1,866      1,871
Other Assets                                               8,314      6,114
---------------------------------------------------------------------------
      Total Assets                                    $  120,092 $  117,065
===========================================================================

Liabilities and Stockholders' Equity
Deposits:
 Domestic Offices:
   Noninterest-Bearing                                $   12,196 $   11,131
   Interest-Bearing                                       19,917     22,389
 Overseas Offices:
   Noninterest-Bearing                                     3,258      2,533
   Interest-Bearing                                       34,062     32,869
---------------------------------------------------------------------------
      Total Deposits                                      69,433     68,922
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                              12,539     11,959
Commercial Paper                                           1,564      1,459
Other Short-Term Borrowings                                3,192      3,508
Trading Account Liabilities                               10,959     11,841
Acceptances Outstanding                                      871        603
Accrued Interest Payable                                     734        568
Accounts Payable, Accrued Expenses and Other
 Liabilities                                               6,304      4,734
Intermediate- and Long-Term Debt                           5,518      5,031
---------------------------------------------------------------------------
      Total Liabilities                                  111,114    108,625
---------------------------------------------------------------------------

Stockholders' Equity:
 Nonredeemable Preferred Stock (Without Par Value,         1,400      1,400
  56,000,000 Shares Outstanding)
 Common Stock ($2.00 Par Value):
                             9/30/95       9/30/94
                           ------------ ------------
 Number of Shares:
  Authorized               500,000,000    500,000,000
  Issued                   194,449,931    185,289,886
  Outstanding              178,956,076    181,289,886        389        371
 Surplus                                                   4,357      3,939
 Net Unrealized Gains on Investment Securities
  - Available for Sale                                         5         23
 Retained Earnings                                         3,484      2,853
---------------------------------------------------------------------------
    Total                                                  9,635      8,586
 Less: Treasury Stock at Cost (15,493,855 and                657        146
  4,00,000 Shares, Respectively)
---------------------------------------------------------------------------
      Total Stockholders' Equity                           8,978      8,440
---------------------------------------------------------------------------
      Total Liabilities and Stockholders' Equity      $  120,092 $  117,065
===========================================================================

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
                                               Quarter Ended   9 Months Ended
                                                  Sept 30,        Sept 30,
                                               -------------------------------
($ in millions, except per share data)           1995    1994    1995    1994
------------------------------------------------------------------------------
Interest Revenue
Interest and Fees on Loans                     $1,440  $1,252  $4,323  $3,929
Interest on Deposits Placed with Banks            133     108     426     365
Interest and Dividends on Investment
   Securities:
     Held to Maturity                              32      29      96     112
     Available for Sale                            82      90     262     433
Interest on Federal Funds Sold and Securities
   Purchased Under Resale Agreements              268     233     786   1,048
Interest on Trading Account Assets                119      89     332     300
------------------------------------------------------------------------------
   Total Interest Revenue                       2,074   1,801   6,225   6,187
------------------------------------------------------------------------------

Interest Expense
Deposits                                          651     538   1,964   1,717
Federal Funds Purchased and Securities Sold
   Under Repurchase Agreements                    302     203     902     503
Commercial Paper                                   24      16      79      45
Other Short-Term Borrowings                       105      52     326     908
Intermediate- and Long-Term Debt                  105      76     299     229
------------------------------------------------------------------------------
   Total Interest Expense                       1,187     885   3,570   3,402
------------------------------------------------------------------------------
Net Interest Revenue                              887     916   2,655   2,785
Provision for Possible Credit Losses               70     100     210     410
------------------------------------------------------------------------------
Net Interest Revenue After Provision for
   Possible Credit Losses                         817     816   2,445   2,375
------------------------------------------------------------------------------
Other Operating Revenue
Fees and Commissions                              494     458   1,447   1,384
Foreign Exchange Trading Revenue                   45      50     196     213
Trading Account Revenue                            92     138     119     306
Investment Securities Gains                         6      15      32      95
Other Revenue                                      80      66     345     383
------------------------------------------------------------------------------
   Total Other Operating Revenue                  717     727   2,139   2,381
------------------------------------------------------------------------------

Other Operating Expenses
Salaries and Employee Benefits:
   Salaries                                       458     464   1,362   1,298
   Employee Benefits                              127     122     418     369
------------------------------------------------------------------------------
                                                  585     586   1,780   1,667
Net Occupancy                                      95      98     278     296
Equipment Rentals, Depreciation
   and Maintenance                                 82      77     249     222
Other Expenses                                    317     306     954   1,012
------------------------------------------------------------------------------
   Total Other Operating Expenses               1,079   1,067   3,261   3,197
------------------------------------------------------------------------------
Income Before Taxes                               455     476   1,323   1,559
Applicable Income Taxes                           172     171     498     583
------------------------------------------------------------------------------
Net Income                                     $  283  $  305  $  825  $  976
==============================================================================
Net Income Applicable to Common Stock          $  253  $  274  $  733  $  880
==============================================================================
Average Common and Common Equivalent
    Shares Outstanding (in millions)            181.1   184.4   180.0   185.0
Primary Earnings Per Common Share              $ 1.40  $ 1.49  $ 4.07  $ 4.76
Cash Dividends Declared Per Common Share       $ 0.45  $ 0.40  $ 1.30  $ 1.06
==============================================================================


The Chase Manhattan Corporation and Subsidiaries
SUMMARY OF CHANGES IN STOCKHOLDERS' EQUITY
                                                               9 Months Ended
                                                                  Sept 30,
                                                               ---------------
($ in millions)                                                  1995    1994
------------------------------------------------------------------------------
Balance at Beginning of Period                                 $8,359  $8,122
  Additions:
     Net Income                                                   825     976
     Shares Issued Pursuant to:
       Nonredeemable Preferred Stock Offering                       -     228
       Dividend Reinvestment and Stock Purchase Plan               10      14
       Acquisition of US Trust                                    363       -
       Exercise of Stock Options                                   52      13
     Net Change In Unrealized Gains (Losses) on Investment
       Securities - Available for Sale (Net of Deferred
       Tax (Benefits) of $19 and ($167), Respectively)             40    (241)
------------------------------------------------------------------------------
                                                                9,649   9,112
  Deductions:
     Cash Dividends:
       Nonredeemable Preferred Stock                               92      96
       Common Stock                                               229     196
     Redemption of Nonredeemable Preferred Stock Offering           -     227
     Treasury Stock                                               351     146
     Other                                                         (1)      7
------------------------------------------------------------------------------
Balance at End of Period                                       $8,978  $8,440
==============================================================================

The Chase Manhattan Bank, N.A. and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION

                                                         Sept 30,   Sept 30,
($ in millions)                                            1995       1994
----------------------------------------------------------------------------
Assets
Cash and Due from Banks                                $    5,014 $    5,330
Interest-Bearing Deposits Placed with Banks                 5,957      7,247
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                    2,276      3,392
Trading Account Assets                                     12,526     15,617
Investment Securities:
 Held to Maturity                                           1,863      1,482
 Available for Sale Carried at Fair Value                   5,117      5,123
---------------------------------------------------------------------------
      Total Investment Securities                           6,980      6,605
Loans                                                      55,096     49,486
Reserve for Possible Credit Losses                         (1,131)    (1,089)
Customers' Liability on Acceptances                           862        599
Accrued Interest Receivable                                   901        707
Premises and Equipment                                      1,755      1,729
Other Assets                                                7,268      4,890
----------------------------------------------------------------------------
      Total Assets                                     $   97,504 $   94,513
============================================================================

Liabilities and Stockholder's Equity
Deposits:
 Domestic Offices:
   Noninterest-Bearing                                 $   12,131 $   10,788
   Interest-Bearing                                        18,841     18,096
 Overseas Offices:
   Noninterest-Bearing                                      3,258      2,533
   Interest-Bearing                                        32,702     32,140
----------------------------------------------------------------------------
      Total Deposits                                       66,932     63,557
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                                2,331      3,003
Other Short-Term Borrowings                                 2,265      2,904
Trading Account Liabilities                                 9,105     10,707
Acceptances Outstanding                                       871        603
Accrued Interest Payable                                      627        490
Accounts Payable, Accrued Expenses and Other
 Liabilities                                                5,138      3,627
Intermediate- and Long-Term Debt                            2,370      2,627
----------------------------------------------------------------------------
      Total Liabilities                                    89,639     87,518
----------------------------------------------------------------------------

Stockholder's Equity:
 Capital Stock ($15 Par Value):
                                9/30/95      9/30/94
                              ------------ ------------
 Number of Shares:
  Authorized                   81,744,445   81,744,445
  Outstanding                  61,425,980   60,955,569        921        914
 Surplus                                                    5,244      4,625
 Net Unrealized Losses on Investment
  Securities - Available for Sale                             (43)        (8)
 Undivided Profits                                          1,743      1,464
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      Total Stockholder's Equity                            7,865      6,995
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      Total Liabilities and Stockholder's Equity       $   97,504 $   94,513
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                              Member Federal Deposit Insurance Corporation
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